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                                                                   EXHIBIT 10.10


                          AMENDMENT AND RESTATEMENT OF LEASE

                                          By

                             MARJORIE FLEMING HUTCHINSON

                              and GEORGE ADAIR FLEMING,

                                     As Landlord

                                         And

                                    CROW PARKADE,

                             a Texas limited partnership,

                                      As Tenant


                             Dated as of October 1, 1980



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                                  TABLE OF CONTENTS
     Article                                                            Page
     -------                                                            ----

        I          Leased Premises                                       2
       II          Term                                                  4
      III          Rent                                                  4
       IV          Utilities and Taxes                                   7
        V          Condition of Title                                   10
       VI          Use                                                  11
      VII          Maintenance of Premises                              12
     VIII          Construction of Improvements                         12
       IX          Leasehold Mortgage                                   16
        X          Public Liability and Insurance                       24
       XI          Fire Insurance and Destruction of Premises           26
      XII          Default by Tenant                                    31
     XIII          No Merger                                            34
      XIV          Estoppel Certificates                                34
       XV          Eminent Domain                                       35
      XVI          Litigation                                           40
     XVII          Subletting and Assignment                            41
    XVIII          Landlord's Right of Entry                            42
      XIX          Waiver by Landlord                                   42
       XX          Notice                                               43
      XXI          Surrender of Possession by Tenant                    44
     XXII          Memorandum of Lease                                  45
    XXIII          Conveyance by Landlord; Right of
                   First Refusal                                        45

                                          i.

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     Article                                                            Page
     -------                                                            ----

     XXIV          Option to Purchase                                   47
      XXV          Time of the Essence; Binding Effect                  50
     XXVI          Appraisal                                            50
    XXVII          Quiet Enjoyment                                      52
   XXVIII          Miscellaneous                                        53

                                         ii.

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                          AMENDMENT AND RESTATEMENT OF LEASE

          This Amendment and Restatement of Lease is entered into as of October 1, 1980, by MARJORIE FLEMING HUTCHINSON, dealing with her separate property as to an undivided one-half interest, and GEORGE ADAIR FLEMING, dealing with his separate property as to an undivided one-half interest (collectively, "Landlord"), and CROW PARKADE, a Texas limited partnership ("Tenant"), with respect to the following facts:

          A. On September 18, 1970, Landlord entered into a lease with Evan V. Jones ("Jones"), as tenant, with respect to the real property hereinbelow
described.   Such lease was recorded in the Office of the Recorder of San Diego
County, California, on January 3, 1980, under Recorder's File Number 80-001307.

          B. Pursuant to an assignment executed by Jones and Sally Jones recorded in the Office of the Recorder of San Diego County, California, on January 13, 1975, under Recorder's File Number 75-008249, Jones assigned his rights and obligations under such lease to Metropolitan Garages, Inc., a California corporation ("Metropolitan Garages"). Pursuant to an assignment executed by Metropolitan Garages recorded in the Office of the Recorder of San Diego County, California, on December 31, 1979, under Recorder's File



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Number 79-544364, Metropolitan Garages assigned its rights and obligations under such lease to Tenant.

          C.   The parties now desire to further amend and completely restate
such lease, effective as of October 1, 1980.   Such lease, as amended and
restated hereby, is referred to herein as "this Lease."

          NOW, THEREFORE, such lease, as heretofore amended, modified and assigned, is hereby amended and restated in its entirety, effective as of October 1, 1980, by this instrument (which, as of such date, supersedes entirely the provisions of such lease as heretofore amended and modified), to read in full as follows:

                                      ARTICLE I

                                   LEASED PREMISES

           (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described real property:

          Lot D in Block 20 of Horton's Addition to the City of San Diego, in the City of San Diego, County of San Diego, State of California, according to the official map thereof on file in the Office of the County Recorder of said county,

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together with  all  easements,  rights  and  appurtenances in connection therewith or thereunto  belonging (the "Land").

          (b) The term "Improvements" shall mean all buildings, structures and improvements now existing or hereafter constructed on the Land during the term of this Lease and any addition, restoration or replacement of such buildings, structures or improvements. The Land and the Improvements, together with all such easements, rights and appurtenances are referred to herein collectively as the "Premises."

          (c) It is contemplated that certain improvements to be constructed upon the Land will tie in with, be used in connection with, or form part of an office building, a parking garage and/or related improvements located or to be located on certain adjacent land. The improvements on such adjacent land together with any restoration, addition to or replacement thereof are
hereinafter collectively referred to as the "Adjacent  Improvements."   The term
"Improvements" shall mean only those improvements or portion thereof actually located on the Land and shall not include any of the Adjacent Improvements, notwithstanding the fact that the Adjacent Improvements may tie in with, be used in connection with, or form a part of the buildings, structures and/or
other improvements existing  on the Land.   Landlord shall have no interest
whatsoever in or with respect to any of the Adjacent Improvements.

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                                      ARTICLE II

                                         TERM

          The term of this Lease commenced as of October 1, 1970, and shall end September 30, 2069, at midnight, unless sooner terminated as hereinafter provided. Notwithstanding the foregoing, for all purposes of this Amendment and Restatement of Lease, the term shall be deemed to have commenced as of October 1, 1980.

                                     ARTICLE III

                                         RENT

          (a) Tenant agrees to pay a basic monthly rental of $1,443. 60, subject to adjustment as hereinafter provided, for use and occupancy of the Premises, in advance, on or before the first day of each and every calendar month during the term hereof, without demand, setoff or deduction, in lawful money of the United States of America. One-half of the rent shall be paid to Marjorie Fleming Hutchinson, her heirs, legatees, successors and assigns, or as she directs in writing, and the other half shall be paid to George Adair Fleming, his heirs, legatees, successors and assigns, or as he directs in writing. Rent shall be paid to such persons at the respective addresses therefor set forth in Article XX hereof or such other address as may from time to time be designated by Landlord pursuant to this Lease. Any rent payable hereunder with respect to any

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portion of a month shall he prorated by multiplying the monthly rental by a fraction, the numerator of which is the number of days of such month in which this Lease is in effect and the denominator of which is the total number of days in such month.

          (b) At the beginning of the second Lease Year (as hereinafter defined) and the beginning of each Lease Year thereafter, the basic rental set forth in paragraph (a) above shall be adjusted in accordance with changes in the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for Urban Wage Earners and Clerical Workers ("all items") for the Los Angeles-Long Beach-Anaheim metropolitan area (the "Price Index"). The rental adjustment shall be made in accordance with the following provisions:

               (i) The Price Index for the month of August, 1980 shall be designated the "Base Price Index."

               (ii) At the beginning of the second Lease Year and the beginning of each Lease Year thereafter, the rental shall be adjusted so that the ratio of the Price Index for the month of August immediately preceding the first month of such Lease Year to the adjusted rental shall be the same as the ratio of the Base Price Index to the basic rental set forth in paragraph (a) above.

Notwithstanding the foregoing, (i) no such adjustment shall reduce the annual rental below the basic rental set forth in

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paragraph (a) above, and (ii) increases shall be made only to the extent which would result in an increase of the rental for any Lease Year not in excess of 15% over the rental for the prior Lease Year.

          As used herein, the term "Lease Year" shall mean the 12-month period ending September 30, 1981 and each succeeding 12-month period thereafter.

          In the event that the Price Index shall hereafter be converted to a different standard reference base or otherwise revised the determination of the rental adjustment described above shall be made with the use of such conversion factor, formula or table for converting the Price Index as may be published by the Bureau of Labor Statistics or, if such Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc. or failing such publication, by any other nationally recognized publisher of similar statistical information. In the event that the Price Index shall cease to be published, there shall be substituted for the Price Index such other index as Landlord and Tenant shall agree upon, and, if they are unable to agree within 90 days after the Price Index ceases to be published, such matter shall be determined in the City of Los Angeles by arbitration in accordance with the Rules of the American Arbitration Association.

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     Landlord shall furnish Tenant as soon as available during each Lease Year a billing statement stating the increase in the rental pursuant to the adjustment described above and setting forth the computation of such adjustment.


                                      ARTICLE IV

                                 UTILITIES AND TAXES

          It is the intention of the parties to this Lease that the rent to be paid hereunder by Tenant shall be absolutely net to Landlord, without any
deduction or expense whatsoever to Landlord.   Tenant agrees to pay, before the
same become delinquent, all charges for gas, electricity, heat, light, power, sewerage, water, telephone and other similar or dissimilar public services or commodities furnished to the Premises during the term of this Lease,
including  all  installation,  connection  and  disconnection charges.   Tenant
further agrees to pay before the same become delinquent, all taxes and assessments of whatsoever kind or nature which may be imposed upon the Land or any improvements, facilities or personal property thereon, including all so-called special assessments, and every other charge, lien or expense accruing or payable during the term of this Lease in connection with the Premises, and also all taxes, license fees or charges on account of any use which may be made of
the Premises or any activity thereon during the term hereof.   Tenant may pay
taxes or assessments in

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installments when allowed by applicable law. Tenant shall furnish to Landlord promptly when available official receipts of the appropriate taxing authority, or other proof satisfactory to Landlord, evidencing the payment of all taxes, assessments or like charges required to be paid by Tenant. If at any time during the term of this Lease any tax or excise on rents or other tax, however described, is levied or assessed by any authority, federal, state or local, against Landlord on account of rent reserved hereunder as a substitute in whole or in part for taxes on land or buildings, Tenant likewise shall pay and discharge such tax or excise to the extent that it is assessed or imposed as a direct result of Landlord's ownership of the Premises or of rentals accruing
under this Lease.   Nothing in this Lease contained shall require Tenant to pay any franchise, estate, gift, inheritance, succession, capital levy or transfer tax of Landlord or any income, excess profits or revenue tax or any other tax, assessment, charge or levy upon the rent payable by Tenant under this Lease except to the extent provided in the preceding sentence.

          All taxes or assessments for any fraction of a tax fiscal year at the end of the term hereof, as the same may be extended or renewed, shall be appropriately prorated between the parties.

          Tenant shall have the right to dispute in good faith the legality or amount of any tax or assessment by

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appropriate legal proceedings, provided that Tenant shall pay such tax or assessment promptly upon a final determination of the legality or amount thereof, shall protect Landlord and the Premises against any sale for nonpayment thereof, and shall furnish to Landlord on demand such bond or other security as shall be reasonably satisfactory to Landlord in an amount not exceeding 110% of the total amount of the tax assessment in dispute. Landlord shall, upon the written request of Tenant, join in any such proceedings, provided that it is necessary for Landlord to do so in order for Tenant to maintain properly such proceedings and provided that Tenant indemnifies Landlord against all expenses incurred in such proceedings.

          If, except as provided in the foregoing paragraph, Tenant shall fail to pay prior to delinquency any amount required hereby to be paid by Tenant, Landlord, provided it shall have first given Tenant and any Leasehold Mortgagee, as defined in Article IX, notice of such failure and such payment shall not have been made within 30 days after such notice, may, but shall not be required to, pay the same together with any and all interest and penalties, in which case the amount so paid by Landlord together with interest thereon at the rate of 8% per annum shall be immediately due and payable by Tenant to Landlord as additional rent hereunder. The certificate, advice or bill of the payment of any tax, assessment or charge shall be prima facie evidence

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as between Landlord and Tenant that such tax, assessment or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

                                      ARTICLE V

                                  CONDITION OF TITLE


          The Premises are leased hereby subject to existing municipal ordinances and regulations, restrictions, rights of way and easements of record, real estate taxes for the current tax fiscal year, and all street, lighting and other special assessments; otherwise Landlord warrants title to the Land and the Premises to be free of all liens and and encumbrances at the commencement of the term hereof.

                                      ARTICLE VI

                                         USE

          Tenant shall have the right to use the Premises for any lawful purpose. Tenant agrees not to do or suffer any affirmative or permissive waste upon the Land nor use nor permit to be used any part of the Premises for any dangerous, noxious, unlawful or offensive trade or business and will not cause, maintain or permit any nuisance in, at or on the Premises.

          Tenant shall have the right to contest by appropriate proceedings diligently conducted in good faith without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, or regulations of the nature referred to in this Article. If compliance with any such law, ordinance, order, rule, or regulation may legally be delayed pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Premises or Tenant's interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. Even if such lien, charge or civil liability would be incurred by reason of any such delay, Tenant may contest as aforesaid and delay as aforesaid, provided that such contest or delay does not subject Landlord to criminal liability, damages or expense and provided that Tenant (i) furnishes to Landlord security reasonably satisfactory to Landlord against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence.

          Landlord shall, upon the written request of Tenant, join in any such proceedings referred to in this Article, or permit the same to be brought in its name, provided that it is necessary for Landlord to do so in order for Tenant to maintain properly such proceedings and provided that Tenant shall pay all expenses in connection therewith, and indemnify Landlord against all costs and expenses arising therefrom. Tenant may delegate the right to bring any such proceedings to any person or entity having interest in the Premises or any part thereof.

                                     ARTICLE VII

                               MAINTENANCE OF PREMISES

          Tenant agrees that it will at its own expense throughout the entire term of this Lease maintain the premises in a clean, safe, sanitary and sightly condition and in good repair, reasonable wear and tear excepted. Tenant further agrees to make at its own expense any and all additions, alterations or changes in the Premises which may at any time be required by any lawful authority. Tenant agrees that, except as may be expressly provided in this Lease, no destruction of or damage to the Improvements at any time located upon the Land shall cause the termination of this Lease or give Tenant any right to terminate this Lease.

                                     ARTICLE VIII

                             CONSTRUCTION OF IMPROVEMENTS

          Tenant shall have the right to grade, fill or otherwise alter the contour of the Land and to construct, place, demolish, remodel, repair, remove and alter any Improvements thereon from time to time as Tenant deems fit (all of which operations are referred to as "work" in this

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Article), it being understood and agreed that such Improvements may tie in with, be used in connection with and/or form a part of improvements to be located on adjacent land as described in Article I(c) above, on the following terms and conditions:

          (a) Before commencing any work on the Premises, the total cost of which including all related contracts can reasonably be expected to exceed $5,000, Tenant shall notify Landlord in writing of its intention to perform such work, specifying the intended commencement date thereof, not less than ten days prior to commencement thereof, in order to enable Landlord to post notices of nonresponsibility.

          (b) In the case of any work, including all related contracts, the total cost of which can reasonably be expected to exceed $10,000, before commencing such work Tenant shall furnish Landlord, without cost to Landlord, either (1) a contract indemnity bond issued by a recognized and reputable bonding corporation doing business in the State of California, indemnifying Landlord against any loss resulting from the failure of Tenant to complete or cause to be completed such work in accordance with the terms of this Lease or (2) such other security as shall be reasonably satisfactory to Landlord.

          (c) Tenant shall cause all work to be performed in a good, workmanlike and first class manner and in accordance with all applicable laws and regulations, shall obtain

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all necessary permits before commencing or permitting the commencing of any work, shall protect adjacent property against damage resulting from the performance of any work, and Landlord shall join in the application for such permits or authorizations whenever such action is necessary, provided, however, that Landlord shall not incur and Tenant hereby indemnifies and agrees to hold harmless Landlord against and from, any liability or expense in connection therewith, and shall indemnify and hold Landlord and the Premises harmless against any and all liens or liability in any way arising out of the performance of work or the furnishing of labor, skill, materials or power in connection therewith. Tenant shall have the right to contest any claim of lien in good faith by appropriate judicial or arbitration proceedings, provided that Tenant protects the Premises against foreclosure thereof or sale thereunder, pays any amount finally determined to be due promptly upon such final determination being made, and provides Landlord, during the time that Tenant is contesting such claim, with an indemnity bond or other security reasonably satisfactory to Landlord in an amount not exceeding 110% of the claim. If Tenant shall fail to perform as required in this Article, Landlord, provided it shall have first given Tenant and any Leasehold Mortgagee, as defined in Article IX, notice of such failure and such failure shall not have been cured within 30 days after such notice (or if not curable within such 30-day


                                         -l4-
period, such Tenant or Leasehold Mortgagee shall not be proceeding diligently to effect such cure), may, but shall not be required to pay the amount of any such lien or claim together with any and all interest, costs and penalties in connection therewith, and the amount so paid with interest at 8% per annum shall become immediately due and payable by Tenant to Landlord as additional rent hereunder.

          (d) Tenant shall have title during the term of this Lease to all Improvements made by it. All Improvements shall, at the expiration or prior termination of the term hereof, automatically be and become the property of the owners of the fee interest in the Land without the payment of any consideration therefor, and without the necessity of any bill of sale; provided that if any of the Improvements shall at that time tie in with, be used in connection with or form a part of the Adjacent Improvements, then after the expiration or prior termination of the term hereof Tenant shall have the obligation either to demolish the Improvements and remove all debris resulting from such demolition and restore the Land as nearly as practicable to its condition as it generally existed prior to the construction of the Improvements, at Tenant's own expense and provided such demolition can be undertaken under, and that such work shall be conducted in accordance with, all applicable laws and governmental regulations, or to purchase the Land in accordance with Article XXIV hereof (disregarding the time period set forth therein for Tenant's exercise of the option to purchase) as if Tenant had exercised its option to purchase the Land pursuant to such Article.


                                      ARTICLE IX

                                  LEASEHOLD MORTGAGE

           Tenant shall have the right without Landlord's prior consent at any time and from time to time during the term of this Lease to encumber Tenant's leasehold interest hereunder and its interest in the Improvements with a mortgage or deed of trust ("Leasehold Mortgage"), including in connection therewith an assignment of the leasehold interest hereunder, in favor of any insurance company, bank, trust company, savings and loan association, or other institutional lender, or pension fund, welfare fund, retirement fund, endowment fund, fraternal organization, college, university or charitable organization, or any combination thereof ( "Leasehold Mortgagee" ) . No Leasehold Mortgage shall create a lien upon the fee of the Land or upon Landlord's interest therein. It is agreed between Landlord and Tenant, in the event any Leasehold Mortgage is given by Tenant, as follows:

          (a) If Tenant or any Leasehold Mortgagee shall have delivered to Landlord prior written notice of the address of any Leasehold Mortgagee, together with a copy of the Leasehold Mortgage, Landlord will mail to the Leasehold

                                         -l6-

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Mortgagee a copy of any notice or other communication from Landlord to Tenant under this Lease at the time of giving such notice or communication to Tenant, and no termination of this Lease, or of Tenant's right to possession of the Premises or any reletting of the Premises by Landlord predicated on the giving of such notice, shall be effective unless Landlord gives to the Leasehold Mortgagee written notice, or a copy of its notice to Tenant, of such termination at the time of service of such notice upon Tenant. All notices and written communications between Landlord and the Leasehold Mortgagee shall be mailed by certified or registered mail, postage prepaid, return receipt requested.

          (b) In the event of any default by Tenant under any of the provisions of this Lease, the Leasehold Mortgage, will have the same grace period as is given Tenant for remedying such default or causing it to be remedied, if any, plus, in each case, an additional period of 30 days after the expiration thereof or after Landlord has served notice, or a copy of its notice to Tenant, of such default upon the Leasehold Mortgagee, whichever is later.

          (c) In the event Tenant defaults under any of the provisions of this Lease, irrespective of whether the same consists of a failure to pay rent or a failure to do any other thing which Tenant is required to do hereunder, the Leasehold Mortgagee, without prejudice to any of its rights against Tenant, shall have the right to cure such default hereunder within the applicable grace period provided for in the preceding subparagraph (b), and Landlord shall accept such performance on the part of the Leasehold Mortgagee as though the same had been performed by Tenant; and for such purpose Landlord and Tenant hereby authorize the Leasehold Mortgagee to enter upon the Premises and to exercise any of Tenant's rights and powers under this Lease.

          (d) The term "Incurable Default" as used herein means a default which cannot reasonably be cured by a Leasehold Mortgagee by the payment of money or within the time period allowed for the cure of such default. The term "Curable Default" means any default under this Lease which is not an Incurable Default. In the event of any Curable Default by Tenant under any of the provisions of this Lease and if prior to the expiration of the applicable grace period the Leasehold Mortgagee shall give Landlord written notice that it intends to undertake the curing of such default, or to cause the same to be cured, or to exercise its rights to acquire the interest of Tenant in the Lease by foreclosure or otherwise, and shall immediately commence and then proceed with all due diligence to do so, whether by performance on behalf of Tenant of its obligations under this Lease or by entry on the Premises by foreclosure or otherwise, then Landlord will not terminate or take any action to effect a termination of this Lease or reenter, take possession of or relet the Premises or otherwise enforce performance of this Lease so long as the Leasehold Mortgagee is with all due diligence and in good faith engaged in effecting such foreclosure or in the curing of such default, and so long as any monetary defaults are cured by the Leasehold Mortgagee in the event of such foreclosure and the Leasehold Mortgagee continues to fulfill any monetary obligations of Tenant hereunder within the time periods provided to Tenant hereunder, provided that the Leasehold Mortgagee shall not be required to cure or commence to cure any lien, charge or encumbrance against Tenant's interest in the Premises which is junior in pri-ority to the lien of the Leasehold Mortgage, and provided further that the Leasehold Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings after such default is cured and this Lease shall thereupon continue in full force and effect as though Tenant had not defaulted. In the event the nature of any Curable Default is such that the Leasehold Mortgagee must take possession of the Premises in order to cure such default, the running of all applicable grace periods shall be tolled so long as the Leasehold Mortgagee is diligently attempting to obtain such possession. Nothing herein shall preclude Landlord from terminating this Lease with respect to any additional default which may occur during the aforesaid period of forbearance and is not remedied within the period of grace, if any, applicable to any such additional default, except that the Leasehold Mortgagee shall have the same rights specified in this paragraph with respect to any such additional defaults.

          (e) In the event of termination of this Lease by reason of either an Incurable Default or a Curable Default or in the event Tenant's interest under this Lease shall be sold, assigned or transferred pursuant to the exercise of any remedy of the Leasehold Mortgagee, or pursuant to judicial proceedings, and in the event that within 30 days thereafter the Leasehold Mortgagee shall have paid, or arranged to the reasonable satisfaction of Landlord to cure any Curable Default of Tenant under this Lease, then Landlord, within 30 days after receiving a written request therefor from the Leasehold Mortgagee, which shall be given within 60 days after the Leasehold Mortgagee receives notice of such termination or within 60 days of such transfer and upon payment to Landlord of all expenses, including reasonable attorneys' fees, incident thereto (less the net income of Landlord from the date of termination to the date of commencement of the term of the new lease, "net income" for purposes hereof being defined as all rents and revenues hereunder or from the Premises collected by Landlord during such period less all expenses relating to the Premises paid by
Landlord during such period), will execute and deliver to the Leasehold Mortgagee or its nominee or to the purchaser, assignee or transferee, as the case may be, a new lease of the Premises. In the event that there is more than one Leasehold Mortgagee at the time such new lease is to be executed and delivered, the Leasehold Mortgagee which is first in lien priority shall be entitled to such new lease. Such new lease shall be for a term equal to the remainder of the term of this Lease before giving effect to such termination, shall contain the same covenants, agreements, provisions, conditions and limitations as this Lease, shall be superior to all rights, liens and interests intervening between the date of this Lease and the date of such new lease, and shall be free of any and all rights of Tenant under this Lease. Upon the execution and delivery of such new lease, the new tenant, in its own name or in the name of Landlord, may take all appropriate and lawful steps as may be necessary to remove Tenant from the Premises, but Landlord shall not be subject to any liability for the payment of any fees (including attorneys' fees), costs or expenses in connection therewith, nor shall the execution and delivery of the new lease by Landlord be construed as a guaranty that the Leasehold Mortgagee or the new tenant properly obtained the leasehold estate of Tenant. The new tenant shall pay all such fees, including reasonable attorneys' fees, costs and expenses or, on
demand, make reimbursement therefor to Landlord.   In such event the ownership
of all Improvements shall be deemed to have been transferred directly to such transferee of Tenant's interest in this Lease and the provisions of Section (b) of Article VIII hereof causing such Improvements to become the property of Landlord in the event of a termination of this Lease shall be ineffective as applied to any such termination. Landlord shall execute such deed or other instrument of conveyance as may be necessary for title to the Improvements to be insured in such transferee of Tenant's interest. Any new lease made pursuant to this Article shall be prior to any mortgage or other lien, charge or encumbrance on the fee of the Land created by Landlord. All liens, charges or other encumbrances on the fee of the Land created by Landlord shall contain express provisions to the effect that (i) such lien, charge or encumbrance shall be subordinate to any such new lease, and (ii) the mortgagee or other beneficiary thereof shall, upon request, confirm to the tenant under the new lease and any Leasehold Mortgagee such subordination.

          (f) In the event a default under the Leasehold Mortgage shall have occurred, the Leasehold Mortgagee may exercise with respect to the Premises any right, power or remedy under the Leasehold Mortgage which is not in conflict with any of the provisions of this Lease.

          (g) There shall be no merger of the leasehold estate created under this Lease with the fee estate in the Premises by reason of the fact that the leasehold estate may be held directly or indirectly by or for the account of any person who shall also hold the fee estate, or any interest in such fee estate, nor shall there be any such merger by reason of the fact that all or any part of the leasehold estate may be conveyed or mortgaged to a Leasehold Mortgagee who shall also hold the fee estate, or any part thereof, or any interest of Landlord or Tenant under this Lease.

          (h) No acceptance by Landlord of a voluntary surrender of this Lease, or any amendment or modification of this Lease, shall be effective or binding unless the written consent of any Leasehold Mortgagee is first obtained. The exercise by Landlord of any right of termination pursuant and subject to the terms of this Lease, however, shall not be deemed a "voluntary surrender," nor shall anything herein require that Landlord obtain the consent of any Leasehold Mortgagee before commencing any action or proceeding based upon default hereunder by Tenant, provided that Landlord shall have given prior notice thereof to the Leasehold Mortgagee

          (i) Landlord hereby consents to the inclusion of a provision in the Leasehold Mortgage for the assignment of rents from subtenants of the Premises to the Leasehold Mortgagee.

          (j) This Lease may be assigned by an assignment in lieu of foreclosure of a Leasehold Mortgage or pursuant to a foreclosure sale or sale pursuant to power of sale under a Leasehold Mortgage and may be further assigned by the assignee or purchaser without the prior consent of

Landlord, provided the assignee assumes Tenant's obligations under this Lease
and an executed counterpart of such assumption is delivered to Landlord.   If
the Leasehold Mortgagee or any insurance company, bank or similar lending institution shall be the assignee of this Lease, its liability under such assumption agreement shall be limited to the period it is in possession or ownership of the leasehold estate created hereby, provided that the party to whom this Lease is assigned by the Leasehold Mortgagee or such insurance company, bank or lending institution executes and delivers to Landlord at the time of such assignment a like assumption agreement, and provided that the assignee of such Leasehold Mortgagee, insurance company, bank or lending institution has a net worth exceeding $1,000,000.

          (k) In the event of any inconsistency between the provisions of this Article and any other provisions of this Lease, the provisions of this Article shall supersede such other inconsistent provisions to the extent of such inconsistency.

                                   ARTICLE X

                         PUBLIC LIABILITY AND INSURANCE

          This Lease is made upon the express condition that Landlord is to be free from all liability and claims for damages by reason of any injury to any person or persons, including Tenant, or property of any kind whatsoever and to whomsoever belonging, including Tenant's property, from any cause or causes whatsoever, in, upon, or in any way connected with the Premises or the sidewalks, streets, alleys, parking lots, and premises adjacent thereto or the use or occupancy thereof during the term of this Lease or any extension hereof or any occupancy hereunder, Tenant hereby covenanting and agreeing to indemnify and save harmless Landlord from all liability, loss, cost and obligations on account or arising out of any such injuries or losses, however occurring. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against the results of wrongful acts or omissions of Landlord or Landlord's employees or agents. Tenant agrees to maintain during the term hereof, without expense to Landlord, comprehensive general liability insurance in the name of Tenant naming Landlord (and if required by any Leasehold Mortgage, the Leasehold Mortgagee) as an additional assured on an "occurrence basis" against claims for "personal injury", including without limitation, bodily injury, death or property damage upon, in or about the Premises in an amount not less than $200,000 to indemnify against the claim of one person and not less than $500,000 against the claims of two or more persons, and not less than $100,000 for damage to property, or such greater amounts as may from time
to time be carried by owners of similar properties in the same area.   True
copies of said policies or certificates thereof showing the premium thereon to have been paid shall be delivered to Landlord upon request. All such policies shall provide that they shall not be cancelable by the insurer without first giving at least ten
days written notice to Landlord.   In the event Tenant fails to procure and
keep in force such insurance, Landlord, provided it shall have first given Tenant and any Leasehold Mortgagee notice of such failure and such failure shall not have been cured within 30 days after such notice, may procure it, and the cost thereof with interest at 8% per annum shall be payable by Tenant to Landlord as additional rent hereunder on the first day of the month next following. Any insurance required by this Article or by Article XI may be provided by a blanket policy.

                                   ARTICLE XI

                   FIRE INSURANCE AND DESTRUCTION OF PREMISES

          (a) Tenant agrees, at Tenant's own expense, to maintain in full force and effect throughout the entire term of this Lease, insurance against loss or damage by fire and lightning and against loss or damage by other risks embraced by coverage of the type now known as the broad form of extended coverage on all Improvements at any time located on the Land (but specifically excluding the Adjacent Improvements) with insurance companies licensed to do business in the State of California and approved by Landlord in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor).
Copies of all such insurance policies or certificates thereof endorsed to show payment of the premium shall be delivered to Landlord upon request. In the event Tenant at any time fails to procure such insurance or to maintain it in effect, Landlord, provided it shall have first given Tenant and any Leasehold Mortgagee notice of such failure and such failure shall not have been cured within 30 days after such notice, shall have the right, but shall not be obligated, to procure such insurance and the cost thereof, together with interest thereon at 8% per annum, shall be paid by Tenant to Landlord as additional rent hereunder on the first day of the month next following.

          (b) In the event of any damage to or destruction of the Improvements, Tenant promptly shall repair, restore or replace the same so that after such restoration, repair or replacement, the Improvements are not less valuable (without considering in determining such valuation the value, effect or existence of the Adjacent Improvements, if any) than those upon the Land immediately prior to such damage or destruction, but Tenant shall not be obligated to expend more than the amount of insurance proceeds available for the purpose. Tenant shall be entitled to have any proceeds of insurance held in trust and disbursed as progress payments as the work of repair, restoration or replacement progresses, to be used solely for paying for such work, and upon completion of such work free and clear of liens any remaining balance of such
insurance proceeds shall be paid to Tenant.   If Tenant fails to proceed
diligently with the work of such repair, restoration or replacement, and if Landlord shall have declared Tenant in default hereunder, Landlord shall be entitled to assume performance of such work and all remaining insurance proceeds shall be made available to Landlord for such purpose. The provisions of Article VIII hereof shall be applicable to all work done pursuant to this Article. Landlord shall have no interest whatsoever in any insurance proceeds with respect to any damage to any Adjacent Improvements.

          (c) Notwithstanding the foregoing, if the Improvements are damaged or destroyed by casualty occurring during the last five years of the term of this Lease to such an extent that the cost of repairing, replacing or restoring the same would amount to 25% or more of the fair market value of the Improvements immediately prior to such damage or destruction, then Tenant may terminate this Lease at its option by giving written notice thereof to Landlord not later than 60 days after the occurrence of such damage or destruction; provided that, if any Leasehold Mortgage is then in effect with respect to the Premises, the written consent of the Leasehold Mortgagee shall be required as a
condition to the effectiveness of such  termination.   All
insurance proceeds payable by reason of such damage or destruction shall be paid to Landlord, subject to the rights of any Leasehold Mortgagee.

          (d) Each policy of insurance required to be furnished pursuant to this Article XI shall contain an agreement by the insurer that such policy shall not be canceled without at least 20 days prior notice by registered or certified mail to Landlord and to any Leasehold Mortgagee.

          (e) All policies of insurance required to be furnished by Tenant pursuant to this Article XI may have attached thereto the Lender's Loss Payable Endorsement (Form 438BFU NS) or its equivalent, for the benefit of any Leasehold Mortgagee.

          (f) All policies of insurance provided for in this Article XI shall provide for loss thereunder to be payable to the Leasehold Mortgagee, so long as Metropolitan Life Insurance Company is the Leasehold Mortgagee, or to a California bank or trust company selected by Tenant and Leasehold Mortgagee (subject to Landlord's reasonable approval), as trustee (hereinafter referred to as the "Insurance Trustee") in the event Metropolitan Life Insurance Company is not the Leasehold Mortgagee, to be disbursed by Metropolitan Life Insurance Company or the Insurance Trustee, as the case may be, as provided below. Any and all charges of any Insurance Trustee (other than Metropolitan Life Insurance Company) shall be paid by Tenant.

           (g)  If the proceeds of any insurance policies provided for in this
Article XI are paid to the Insurance Trustee, the following provisions shall be applicable, subject to the terms of any Leasehold Mortgage:

              (i)  The Insurance Trustee is hereby made and constituted
         a trustee to hold such proceeds and to deposit such proceeds in its own banking department or elsewhere, at its sole discretion, and to pay out such proceeds as provided in this Lease. The Insurance Trustee shall not be obligated hereunder in any manner except to receive and pay out any money that is received by it as such trustee, together with such interest, if any, as is paid by the
         Insurance Trustee at the time upon like trusts of like amount.   As
         between Landlord and Tenant, such interest on trust funds shall be deemed to be the income of the Tenant, to be held by the Insurance Trustee subject to the terms and conditions of the trust. Tenant shall pay all taxes upon such income and indemnify
         Landlord against and agrees to save Landlord harmless from all liability, loss, cost, damage or expense, including reasonable attorneys' fees, in connection therewith. The Insurance Trustee (provided it is not Metropolitan Life Insurance Company) is authorized to retain from the trust fund the necessary expenses incidental to the collection of any such funds, and a reasonable amount for its services in connection with the trust.

              (ii) All insurance money received by the Insurance
          Trustee shall be held by the Insurance Trustee to secure the performance by Tenant of its obligation under this Lease to repair, replace or reconstruct any Improvements that have been damaged or destroyed, or to pay any rent or debt charges hereunder.

              (iii) As Tenant proceeds with the work of repair or reconstruction of the Property, the insurance money held by the Insurance Trustee shall be paid in accordance with this Article XI.

              (iv) If any default by Tenant results in the termination of this Lease as elsewhere provided herein, all insurance proceeds and all other money or other assets then in said insurance trust shall be delivered by the Insurance Trustee to Landlord promptly. If this Lease is terminated for any reason other than the default of Tenant, the Insurance Trustee shall hold and dispose of the trust fund in accordance with the instructions of Landlord, Tenant and any Leasehold Mortgagee subject to the provisions of Article XI(c) and except as otherwise provided herein.

                           ARTICLE XII

                        DEFAULT BY TENANT

Tenant agrees that should default be made hereunder in the payment of rent and should such default continue for a period of 15 days after written notice thereof to Tenant, or should Tenant fail to faithfully perform or observe any other agreement or condition herein contained on the part of Tenant to be performed, and should such default continue for a period of 30 days after written notice thereof (extended for any period during which Tenant is prevented from curing it by conditions beyond Tenant's reasonable control), or should the Premises be vacated or abandoned, then Landlord, subject to the terms and provisions of Articles IX and XXVII hereof, may at Landlord's option exercise the right:

            (a) to terminate this Lease, immediately and without prior notice, and recover (i) the unpaid rent which had been earned at the time of termination, plus interest at 10% per annum thereon, (ii) the unpaid rent which would have been earned during the period from the date of termination until the time of award, less such rental loss as Tenant proves could have been reasonably avoided during said period, plus interest at 10% per annum thereon,
(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, said excess to be discounted by the rate specified in Section 1951.2(b) of the California Civil Code, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this

Lease or which, in the ordinary course of things, would be likely to result therefrom, including costs of litigation and attorneys' fees, costs of securing a new tenant, and costs of making the Premises ready for a new tenant. In the event of any termination, Landlord shall have the option, without notice or demand, to enter upon and repossess the Premises and remove any personal property of Tenant from the Premises and store it in any public warehouse at the risk and expense of Tenant. Tenant hereby waives all claims for damages which may be caused by the reentry of Landlord and taking possession of the Premises or removing or storing the furniture and property as herein provided, and will save Landlord harmless from any loss, costs or damages occasioned Landlord thereby, and no such reentry shall be considered or construed to be a forcible entry; or

            (b) to continue this Lease in full force and effect, including Tenant's right to possession and Landlord's right to collect rental as it becomes due, provided Landlord may, at Landlord's option, elect at any time thereafter while Tenant remains in default to terminate this Lease, and may without terminating this Lease, take any action necessary or appropriate, including entering upon the Premises, to cure any breach, in which event the reasonable costs to Landlord for such cure, including attorneys' fees, shall become immediately due and payable by Tenant as additional rental hereunder, and shall bear interest at the rate of 10% per annum. Any installment of rent or other payment which is not paid when due shall bear interest at the same rate until paid.

          In the event of any breach of this Lease, Landlord may pursue any of the foregoing remedies, or Landlord may consecutively and concurrently therewith pursue any other remedy or enforce any right to which Landlord may be by law entitled.

                          ARTICLE XIII

                            NO MERGER

          No termination of this Lease shall cause a merger of the estates of Landlord and Tenant, and any termination shall, subject to the rights of any Leasehold Mortgagee, act as an assignment to Landlord of Tenant's interest in any sublease then in effect, Landlord agreeing to recognize any sublease then in effect so long as the sublessee is not in default thereunder.

                           ARTICLE XIV

                      ESTOPPEL CERTIFICATES

          Each party agrees at any time and from time to time within 15 days after written request therefor to execute, verify and deliver to the other party a certificate that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that it is in full force and effect as so modified), stating the current rate of rent, stating the date to which rent has been paid, stating whether or not any party is in default hereunder, and if either party is in default stating in what particulars, and stating any other matters reasonably requested by the parties relating to the status of this Lease and the performance of the parties under this Lease. It is intended that any such certificate may be relied upon by any prospective purchaser of the fee interest in the Land or assignee of this Lease, or any person contemplating accepting a lien on the Premises or this Lease as security. Landlord shall also deliver such certificate if so requested by any Lease hold Mortgagee.

                           ARTICLE XV

                         EMINENT DOMAIN

          In the event that at any time or times prior to the termination of this Lease, the Premises, or any part thereof, shall be condemned or shall be voluntarily sold for a purpose which, in the absence of such voluntary sale, the same could be acquired by the purchaser pursuant to condemnation or other eminent domain proceedings (a "taking"), the rights and obligations of Landlord and Tenant shall be determined, subject to the rights of any Leasehold Mortgagee, as follows:

          (a) In the event of a partial taking of the Premises where the extent of such taking is such that the portion of the Premises remaining is not unsuitable for Tenant's use, then in such event this Lease shall continue in full force and effect notwithstanding such taking; provided, however, that if the portion remaining is not suitable for Tenant's use, Tenant may terminate this Lease within 30 days after the date of taking by giving written notice thereof to Landlord, subject to the rights of any Leasehold Mortgagee. In the event that Tenant terminates this Lease on such 30 days' notice by reason of such taking, the award therefor shall be distributed as provided in Section (b) below. In the event that the use or occupancy of the Premises or any part thereof shall be temporarily requisitioned by any governmental authority, civil or military, then in such event provided that Tenant is not in default hereunder (i) this Lease shall continue in full force and effect notwithstanding such requisition, and (ii) Tenant shall be entitled to receive for itself the entire net award payable by reason thereof during the remainder of the term of this Lease. After any such partial taking not involving the termination of this Lease, or any such requisition, and at its expense, Tenant shall repair and restore any damage caused by any such taking or requisition in conformity with the requirements of this Lease so that after the completion of such restoration the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking or requisition. In the event of any such partial taking the net award therefor after deduction of costs, fees and expenses incurred by Landlord, Tenant and any Leasehold Mortgagee in the collection thereof shall be deposited with the Leasehold Mortgagee, if any, or if none, with Landlord. The Leasehold Mortgagee or Landlord, as the case may be, shall then make available to Tenant so much of said award as is necessary to effect such restoration. Upon completion of such restoration, the balance, if any, of the award then remaining shall be payable, subject to the rights of any Leasehold Mortgagee, as follows in the following priority:

              i) In the event the judgment, order or decree entered in the condemnation proceedings shall make separate awards to Landlord and Tenant as compensation for the taking or requisition of their respective interests, then

                  (A) first to Landlord up to the amount of its separate award; and

                  (B) any amount remaining to Tenant (subject to the terms of any Leasehold Mortgage), less, however, the amount of any indebtedness then owing by Tenant to Landlord under the provisions of this Lease. Such separate awards as determined shall be conclusive and binding upon Landlord and

     Tenant and any person claiming by, through or under either of them.

               (ii) In the event, however, that there shall be a single lump sum award for the respective interests of Tenant and Landlord taken or requisitioned as aforesaid, without allocation between the respective interests of Landlord and Tenant, and subject to the rights of any Leasehold Mortgagee, then

                     (A) first to Landlord as compensation for its entire interest thus taken or requisitioned, the sum equal to the value of its interest in the Land as encumbered by this Lease to be determined by Landlord and Tenant with respect to all relevant facts existing at the time of such taking or requisition, and the reversionary interest of Landlord in the Improvements, if any. If Landlord and Tenant cannot agree on such value, the value shall be determined by appraisal in accordance with the provisions of Article XXVI; and

                     (B) any amount remaining to Tenant (subject to the terms of any Leasehold Mortgage), less, however, the amount of any indebtedness then owing by Tenant to Landlord under the provisions of this Lease.

If, as a result of such taking the area of the Land shall be reduced, then in such event, from the date of taking, the monthly rent reserved hereunder shall be reduced in proportion to the ratio that the square footage of the portion of the Land taken bears to the square footage of the Land prior to such taking. If the cost of any repairs required to be made by Tenant pursuant to this Article shall exceed the amount of the net award, the deficiency shall be paid by Tenant.

          (b) In the event of a total taking of the Premises, then this Lease shall terminate as of the date of such taking. In such event, and in the event this Lease is terminated on 30 days' notice from Tenant to Landlord upon a partial taking as provided in Section (a) above, the net collection thereof, shall be payable in the same manner and priority as provided in subsections (a)
(i) and (a) (ii) of Section (a) above.

          (c) For the purposes of this Article, all amounts paid pursuant to any agreement with any condemning authority which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Premises shall be deemed to constitute an award made in such proceeding.

         (d) In the event that Tenant's interest under this Lease is subject to a Leasehold Mortgage, all amounts payable to Tenant pursuant to this Article shall be paid to the Leasehold Mortgagee to be applied by the Leasehold Mortgagee to restoration as required of Tenant hereunder, and the balance may be applied in accordance with the Leasehold Mortgage. Such Leasehold Mortgagee shall have the right to participate in any condemnation proceedings affecting the Premises.

          (e) Landlord shall have no rights whatsoever in any condemnation award with respect to the Adjacent Improvements or the land on which they are situated or any easements or other appurtenances with respect thereto; provided, however, that the foregoing shall not be construed so as to prevent Landlord from recovering for a loss of other easements or appurtenances in which Landlord may have an interest.


                                  ARTICLE XVI

                                  LITIGATION

           If Landlord is made a party without Landlord's fault to any litigation brought by or against Tenant, Tenant agrees to pay Landlord's costs, expenses and reasonable attorneys' fees. In the event of any litigation between the parties hereto, the prevailing party in such litigation shall be entitled to recover from the other party its costs, expenses and reasonable attorneys' fees therein incurred.

                                ARTICLE XVII

                           SUBLETTING  AND ASSIGNMENT

          Tenant shall have the right to sublet all or any portion of the Premises from time to time for terms not extending beyond the expiration date of this Lease. Tenant also shall have the right to make a voluntary assignment (other than for the benefit of creditors generally) of this Lease, provided Tenant is not then in default hereunder, to an assignee who agrees in a writing duly executed and acknowledged by such assignee and delivered forthwith to Landlord to abide by and be bound by all terms, covenants and provisions of this Lease as fully as though such assignee had signed this Lease in the first instance. No such assignment shall relieve Tenant of any obligations hereunder unless Landlord shall so agree in writing, but Landlord shall not withhold such agreement upon a showing that the assignee has a net worth exceeding $1,000,000. Neither this Lease nor any interest herein shall be assignable, except as expressly provided herein, whether by act of law, including bankruptcy, both voluntary and involuntary, or otherwise, and no trustee, sheriff, creditor or purchaser at any judicial sale, or any officer of any court or receiver shall acquire any right under this Lease or to the possession or use of the Premises or any part thereof without the prior written consent of Landlord. Any violation of the terms of this Article shall at the option of

Landlord be deemed a breach of this Lease. Notwithstanding any of the foregoing provisions, Tenant may assign its interest in this Lease to Crow-Met-Parkade, a California partnership to be formed and to be composed of Crow Parkade, a Texas limited partnership, and Metropolitan Life Insurance Company, a New York corporation.


                                  ARTICLE XVIII

                            LANDLORD'S RIGHT OF ENTRY

          Landlord and Landlord's agents may enter upon the Premises at any reasonable time to post such notices as Landlord may deem necessary to exempt Landlord and Landlord's title from responsibility on account of any work done by or for Tenant upon or in connection with the Premises, or to inspect and examine the Premises and see that the covenants hereof are being kept and performed, or to exhibit the Premises to prospective purchasers thereof or lenders.


                                   ARTICLE XIX

                               WAIVER BY LANDLORD

          Any waiver by Landlord of any breach of any one or more of the terms, covenants or conditions of this Lease shall not be a waiver of any subsequent or other breach of the same or of any other term, covenant or condition of this Lease nor shall any failure of Landlord to require or exact full and complete compliance with any of the terms, covenants or conditions of this Lease be construed as changing the terms hereof, or estop Landlord from enforcing the full provisions hereof, nor shall the terms of this Lease be changed or altered in any way whatsoever other than by written agreement. All remedies herein provided are cumulative, and in addition to any other remedies granted by law.


                                    ARTICLE XX

                                     NOTICE

          Whenever Landlord or Tenant shall desire to give or serve upon the other any notice, payment, demand, request or other communication with respect to this Lease or with respect to the Property each such notice, payment, demand, request or other communication shall be in writing and shall not be effective for any purpose unless the same shall be given or served to the party or parties to whom such notice, payment, demand, request or other communication is directed by mailing the same to such party or parties by certified or registered mail, postage prepaid, return receipt requested addressed as follows:

          If to Landlord at:

               Marjorie Fleming Hutchinson
               c/o George Adair Fleming
               3433 Las Palmas Avenue
               Glendale, California 91208

               and

               George Adair Fleming
               3433 Las Palmas Avenue
               Glendale, California 91208

          If to Tenant at:

               17991 Fitch
               Irvine, California 92714

or at such other address or addresses as Landlord or Tenant may from time to time designate by notice given in the manner set forth above

          Every notice, demand, request or communication hereunder shall be deemed to have been given or served as of the date indicated on the return receipt or on such date when delivery of such notice was refused.


                                   ARTICLE XXI

                        SURRENDER OF POSSESSION BY TENANT

          Tenant agrees upon the expiration or termination of this Lease peaceably to yield up and surrender the Premises in the condition specified in
Article VII hereof. Tenant hereby waives notice to quit or vacate.   If Tenant
shall hold over after the expiration of this Lease for any cause with the consent of Landlord, such holding over shall be deemed a tenancy from month to month only, otherwise upon the same terms, conditions and provisions as contained in this Lease and the rent for such period of holding over shall be prorated on a monthly basis and paid in advance.

                                  ARTICLE XXII

                              MEMORANDUM OF LEASE

          At the request of Tenant, Landlord shall execute all instruments and documents and take all acts and actions necessary or required in order to permit this Lease, or a Memorandum of Lease with respect thereto, to be recorded in the office of the San Diego County Recorder. Upon any termination of this Lease, or upon its expiration, Tenant shall execute, acknowledge and deliver to Landlord a quitclaim deed or other recordable document evidencing the termination of Tenant's interest in the Premises.


                                 ARTICLE XXIII

                 CONVEYANCE BY LANDLORD; RIGHT OF FIRST REFUSAL

          Landlord may, subject to Tenant's right of first refusal set forth in this Article, and Tenant's option to purchase the Land set forth in Article XXIV, encumber or convey the Premises or its interest in this Lease at any time, but such encumbrance or conveyance shall be subject to the leasehold estate of Tenant created hereby.

          In the event that Landlord shall decide to sell, assign, transfer or otherwise dispose of (other than by way of granting a mortgage or deed of trust to secure indebtedness of Landlord) the Premises (collectively, a "Disposition"), or any interest therein or portion thereof to a third party, or shall receive an acceptable, bona fide offer to acquire any interest in the Premises through a Disposition, from a third party, Landlord shall notify Tenant of that fact, specifying the name of such third party, if known, and the price and terms of the proposed transaction, and shall submit to Tenant with such notice a copy of such offer. Tenant shall have the right for a period of 20 days following receipt of such notice to elect to purchase or acquire such other interest in the Premises at the price and on the terms specified in such notice; provided, however, that all time periods specified in such offer for satisfaction of conditions, for closing the transaction, and for similar matters shall not commence to run until Tenant exercises such option. If Tenant does not exercise such option, Landlord may make such Disposition at any time within 120 days thereafter at a price and on terms and conditions not more favorable to such third party than those specified in such notice. If the price or terms are modified in a manner favorable to such third party, Landlord shall notify Tenant in writing of such modification and the modified price and terms, and Tenant shall have a period of 20 days after receipt of such notice in which to elect to purchase or acquire such other interest in the Premises at such modified price and terms; provided, however, that all time periods specified in such offer for satisfaction of conditions, for closing the transaction, and for similar matters shall not commence to run until Tenant exercises such option. If

Tenant does not notify Landlord of its election to purchase or acquire such other interest in the Premises within said 20 days, Landlord may proceed with such Disposition at such modified price and upon such modified terms. If such Disposition is not made within the aforesaid 120-day time period, Tenant's right of first refusal shall thereupon be reinstated as to any Disposition by Landlord, whether to the same or any other party. No failure by Tenant to make any such election to purchase or acquire such other interest in the Premises with respect to any particular proposed Disposition by Landlord shall affect Tenant's right at a later time to make such an election with respect to a subsequent proposed Disposition.


                                  ARTICLE XXIV

                               OPTION TO PURCHASE

          Provided that there is not then a default by Tenant hereunder which has not been cured, Tenant shall have an option to purchase the Land during the period of time and in the manner hereinafter specified. The period during which such option may be exercised shall commence upon the death of the survivor of MARJORIE FLEMING HUTCHINSON and GEORGE ADAIR FLEMING, and shall expire on the later of (i) that date 90 days after receipt by Tenant of notice from the then Landlord of the death of the survivor thereof, or (ii) September 30, 2005. Such option shall be exercisable by

Tenant whether or not Marjorie Fleming Hutchinson or George Adair Fleming, or any of their respective heirs, devisees, or personal representatives have any interest in the Land immediately prior to the commencement of such option.
This option shall be exercised by giving, within such period prescribed for such exercise, written notice of exercise to the then Landlord in the manner provided in Article XX hereof. The purchase price of the Land upon exercise of the option shall be the fair market value of Landlord's interest in the Land at the time of exercise of such option exclusive of any Improvements, as shall be agreed upon by the parties, but in no event less than $100,000. To the extent that rental value is taken into account in determining such fair market value, such rental value shall be calculated without reference to the rental under this Lease.

          In the event the parties are unable to agree upon such purchase price based upon such fair market value within 45 days after exercise of such option, the same shall be determined by appraisal in accordance with the provisions of
Article XXVI hereof.

          Within 30 days following final determination of the purchase price, whether by agreement or by appraisal, the parties shall open an escrow for the purchase of the property with Title Insurance and Trust Company, San Diego, California, or such company as may be the successor to its escrow business, or such other escrow agency as the parties may then agree upon. The escrow shall be conditioned to close within 30 days thereafter. Tenant, upon opening such escrow, shall deposit the entire purchase price in the escrow in cash. If Tenant as buyer fails to join in the opening of an escrow or fails to deposit the entire purchase price in the escrow in cash as herein provided, Tenant shall be deemed to have forfeited its option to purchase the Land and shall not thereafter have or exercise any further or other option with respect thereto. Before the time agreed upon for close of the aforesaid escrow, the then Landlord shall deposit therein a duly executed Grant Deed conveying title to the Land to Tenant or its nominee free and clear of all liens, encumbrances, covenants, conditions, restrictions and easements, except those which exist on the date hereof or which have been created by or through Tenant, and shall do everything else necessary and proper in order to convey the Land in such condition. Landlord shall furnish to Tenant a policy of title insurance in the then customary form, in the face amount of the purchase price insuring that title is vested in Tenant free and clear of all liens and encumbrances, except property taxes, assessments and encumbrances created by or through Tenant. The parties shall divide the cost of escrow in the manner which is then customary in San Diego County, California.

                                   ARTICLE XXV

                       TIME OF THE ESSENCE; BINDING EFFECT


          Time is of the essence of each and all of the terms and conditions of this Lease. The provisions hereof shall inure to the benefit of and be binding upon the parties hereto, their heirs, devisees, personal representatives, successors and assigns as fully and to the same extent as though specifically mentioned in each instance.


                                  ARTICLE XXVI

                                    APPRAISAL

          If it shall become necessary, for purposes of Article XV or Article XXIV hereof, to seek an independent determination of the fair market value of the Land or if Landlord and Tenant have elsewhere in this Lease specifically and expressly agreed that the appraisal procedures set forth in this Article XXVI shall be utilized, either party may, by notice to the other, appoint a disinterested person who is a Member of the American Institute of Real Estate Appraisers (or if such Institute is not in existence at the time in question, a member of a similar or successor organization) (an "M.A.I.") and whose office is located in the County of San Diego as one of the appraisers. Within 30 days thereafter the other party shall, by written notice to the party appointing the first appraiser, appoint another disinterested person who is an M.A.I. and whose office is located in the County of San Diego as a second appraiser. The appraisers thus appointed shall appoint a third disinterested person who is an M.A.I. and whose office is located in the County of San Diego and such three appraisers shall as promptly as possible determine such value, provided, however, that:

           (a) if the second appraiser shall not have been appointed as aforesaid, the first appraiser shall proceed to determine such value; and

           (b) if, within 15 days after the appointment of the second appraiser, the two appraisers appointed by the parties shall be unable to agree upon the appointment of a third appraiser, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third appraiser within 15 days after the appraisers appointed by the parties gave notice as aforesaid, then within 15 days thereafter either of the parties upon written notice to the other party hereto may apply for such appointment to the Superior Court for the County of San Diego, State of California or to any other court having jurisdiction and exercising functions similar to those now exercised by the Superior Court for the County of San Diego, State of California.

          Landlord and Tenant shall each be entitled to present evidence and argument to the appraisers and to be represented by counsel.

          The determination of the majority of the appraisers or of the sole appraiser, as the case may be, shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The appraisers shall give written notice to the parties stating their determination, and shall furnish to each party a copy of such determination signed by them.

          Each party shall pay the fees and expenses of the appraiser selected by such party, and the fees and expenses of the third appraiser shall be shared equally by both parties.

          In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the appraiser so failing, refusing or unable to act.


                                  ARTICLE XXVII

                                 QUIET ENJOYMENT

          Landlord covenants and agrees that Tenant upon payment of the rent, and all other charges hereunder provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be observed and kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.


                               ARTICLE XXVIII

                               MISCELLANEOUS

          (a) This Lease shall be construed and enforced in accordance with the laws of the State of California.

          (b) This instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. No amendment or modification hereof shall be effective for any purpose unless in a writing signed by the party to be charged.

          (c) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          IN WITNESS WHEREOF, Landlord and Tenant, have executed this Amendment and Restatement of Lease as of the day and year first above written.

LANDLORD:                                 TENANT:

  /s/ Marjorie Fleming Hutchinson         CROW PARKADE, a Texas
- ----------------------------------           limited partnership
MARJORIE FLEMING HUTCHINSON

  /s/ George Adair Fleming                By    /s/  Donald Russell
- ----------------------------------           ----------------------------------
GEORGE ADAIR FLEMING                            General Partner

                                                                    11/12/80


RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Robert A. Kendall, Esq.
Rhodes, Kendall & Harrington
4299 MacArthur Boulevard, Suite 105
Newport Beach, California  92660

                                   MEMORANDUM

                                       OF

                        AMENDMENT AND RESTATEMENT OF LEASE


          THIS MEMORANDUM OF AMENDMENT AND RESTATEMENT OF LEASE is entered into as of October 1, 1980, by MARJORIE FLEMING HUTCHINSON, dealing with her separate property as to an undivided one-half interest and GEORGE ADAIR FLEMING, dealing with his separate property as to an undivided one-half interest, as Landlord (collectively, "Landlord"), and CROW PARKADE, a Texas limited partnership, as Tenant ("Tenant"), with respect to the following facts:

          A. On September 18, 1970, Landlord entered into a lease with Evan V. Jones ("Jones"), as tenant, with respect to the real property described below. Such lease was recorded in the Office of the Recorder of San Diego County, California, on January 3, 1980, under Recorder's File No. 80-001307.

          B. Pursuant to an assignment executed by Jones and Sally Jones and recorded in the Office of the Recorder of San Diego County, California, on January 13, 1975, under Recorder's File No. 75-008249, Jones assigned his rights and obligations under such lease to Metropolitan Garages, Inc., a California corporation ("Metropolitan Garages"). Pursuant to an assignment executed by Metropolitan Garages and recorded in the Office of the Recorder of San Diego County, California, on December 31, 1979, under Recorder's File No. 79-544364, Metropolitan Garages assigned its rights and obligations under such lease to Tenant.

          C. The parties now desire to further amend and completely restate such lease, effective as of October 1, 1980.

          NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

          1. Such lease, as heretofore assigned and amended, is hereby further amended and restated in its entirety, effective as of October 1, 1980, pursuant to the covenants, terms and conditions set forth in that certain unrecorded Amendment and Restatement of Lease between Landlord and Tenant dated as of October 1, 1980 (the "Lease"), which, as of such date, supersedes entirely the provisions of such lease as heretofore amended and modified. The covenants, terms and conditions contained in the

Lease are hereby incorporated herein in their entirety by this reference with the same force and effect as though set forth in full herein. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described real property located in the City of San Diego, County of San Diego, State of
California:

          Lot D in Block 20 of Horton's Addition to the City of San Diego, County of San Diego, State of California, according to the Map thereof made by L. L. Lockling filed June 21, 1871 in Book 13, page 522 of Deeds, as filed in the Office of the County Recorder of said County, together with all easements, rights and appurtenances in connection therewith or thereunto belonging (the "Land) pursuant to all the terms, conditions and covenants of the Lease.

          2.   Among other things, the Lease provides:

               "The term 'Improvements' shall mean all buildings, structures and improvements now existing or hereafter constructed on the Land during the term of the Lease and any addition, restoration or replacement of such buildings, structures or improvements. The Land and the Improvements, together with all such easements, rights and appurtenances are referred to herein collectively as the 'Premises'.

               "It is contemplated that certain improvements to be constructed upon the Land will tie in with, be used in connection with, or form part of an office building, a parking garage and/or related improvements located or to be located on certain adjacent land.

          The improvements on such adjacent land together with any restoration, addition to or replacement thereof are hereinafter collectively referred to as the 'Adjacent Improvements.' The term 'Improvements' shall mean only those improvements or portion thereof actually located on the Land and shall not include any of the Adjacent Improvements, notwithstanding the fact that the Adjacent Improvements may tie in with, be used in connection with, or form a part of the buildings, structures and/or other
          improvements existing on the Land.   Landlord shall have
          no interest whatsoever in or with respect to any of the Adjacent Improvements."

          3. The Lease provides for a term commencing October 1, 1970, and continuing until September 30, 2069, at midnight, unless sooner terminated as provided therein. Notwithstanding the foregoing, for all purposes of the Lease, the term thereof shall be deemed to have commenced as of October 1, 1980.

          4. Landlord may, subject to Tenant's right of first refusal contained in Article XXIII of the Lease, and Tenant's option to purchase the Land contained in Article XXIV of the Lease, encumber or convey the Premises or Landlord's interest in the Lease at any time, but such encumbrance shall be subject to the leasehold estate of Tenant created hereby and by the Lease.

          5. In the event that Landlord shall decide to sell, assign, transfer or otherwise dispose of (other than by way of granting a mortgage or deed of trust to secure indebtedness of Landlord) the Premises (collectively, a

"Disposition"), or any interest therein or portion thereof to a third party, or shall receive an acceptable, bona fide offer to acquire any interest in the Premises through a Disposition, from a third party, Tenant shall have the right to elect to purchase or acquire such interest in the Premises, in accordance with and upon the terms and conditions set forth in Article XXIII of the Lease.

          6. Landlord hereby grants to Tenant the right and option to purchase the Land. Such option may be exercised at any time during the period commencing upon the death of the survivor of Marjorie Fleming Hutchinson and George Adair Fleming, and expiring on the later of (i) that date 90 days after receipt by Tenant of notice from the then landlord of the death of the survivor thereof, or (ii) September 30, 2005, in accordance with and upon and subject to the terms and conditions set forth in Article XXIV of the Lease.

          7. In the event of any inconsistency or conflict between the terms of this instrument and the Lease incorporated by reference herein, the terms of the Lease shall prevail.

          IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Amendment and Restatement of Lease as of the date first set forth above.

                                LANDLORD:     /s/ Marjorie Fleming Hutchinson
                                          -------------------------------------
                                               Marjorie Fleming Hutchinson

                                              /s/ George Adair Fleming
                                          -------------------------------------
                                                George Adair Fleming

                                TENANT:   CROW PARKADE,
                                             a Texas limited partnership

                                          By  /s/ Donald Russell
                                             ----------------------------------
                                                 General Partner

STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF LOS ANGELES    )

          On November 10, 1980, before me, the undersigned, a Notary Public in and for said State, personally appeared Donald Russell, known to me to be one of the general partners of CROW PARKADE, the partnership that executed the within instrument, known to me to be the person who executed the within instrument on behalf of such partnership, and acknowledged to me that such partnership executed the same.

          WITNESS my hand and official seal.


(SEAL)                                            /s/ Heather Baillie
                                          -------------------------------------
                                                      Notary Public

STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF SAN DIEGO      )

          On November 21, 1980, before me, the undersigned, a Notary Public in and for said State, personally appeared MARJORIE FLEMING HUTCHINSON, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same.

          WITNESS my hand and official seal.


(SEAL)                                            /s/ Karen E. Dolkas
                                          -------------------------------------
                                                      Notary Public



STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF SAN DIEGO      )

          On November 21, 1980, before me, the undersigned, a Notary Public in and for said State, personally appeared GEORGE ADAIR FLEMING, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

          WITNESS my hand and official seal.


(SEAL)                                            /s/ Karen E. Dolkas
                                          -------------------------------------
                                                      Notary  Public